Exhibit 10.64

ASSIGNMENT, ASSUMPTION, RELEASE AND WAIVER OF LETTER AGREEMENT

This Assignment, Assumption, Release and Waiver of the Letter Agreement (this “Agreement”), dated as of October 12, 2022 (the “Effective Date”), is made by and among Gladstone Sponsor, LLC, a Delaware limited liability company (the “Gladstone Sponsor”), DarkPulse, Inc., a Delaware corporation (the “Assignee”), the undersigned individuals, each of whom was a party to the 2021 Letter Agreement (as defined below) and Gladstone Acquisition Corporation, a Delaware corporation (the “Company”).

Reference is made to that certain letter agreement dated August 4, 2021 (the “2021 Letter Agreement”), by and among Gladstone Sponsor and certain individuals party thereto, and acknowledged and agreed to by the Company, that was delivered to the Company in accordance with that certain Underwriting Agreement, dated August 4, 2021 (the “Underwriting Agreement”), entered into by and among the Company and EF Hutton, division of Benchmark Investments, LLC, as representative (the “Representative”) of the underwriters on Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering, of 11,500,000 of the Company’s units (including up to 1,150,000 units that may be purchased by the Underwriters to cover over-allotments, if any), each comprising one share of the Company’s Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the 2021 Letter Agreement.

RECITALS

WHEREAS, pursuant to Section 7 of the 2021 Letter Agreement, Gladstone Sponsor may not Transfer (a) any shares of the Company’s Founder Shares (or shares of Common Stock issuable upon conversion of the Class B Common Stock) or (b) any Private Placement Warrants until the expiration of the applicable Lock-Up Periods;

WHEREAS, Gladstone Sponsor desires to sell and transfer (a) 2,623,120 Founder Shares and (b) 4,298,496 Private Placement Warrants (the “Sponsor Sale”) to the Assignee, pursuant to that certain Purchase Agreement, dated October 12, 2022, by and among the Assignee, the Sponsor and the Company;

WHEREAS, pursuant to Section 13 of the 2021 Letter Agreement, the 2021 Letter Agreement may not be changed, amended, modified or waived, except by written instrument executed by all parties to the 2021 Letter Agreement;

WHEREAS, pursuant to Section 14 of the 2021 Letter Agreement, Gladstone Sponsor may assign some or all of its rights, interests and obligations under the 2021 Letter Agreement to the Assignee with the prior written consent of the other parties to the 2021 Letter Agreement; and

WHEREAS, in connection with the Sponsor Sale, all the directors and officers of the Company prior to the effective time of the Sponsor Sale will resign from the Company.

AGREEMENT

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Pursuant to Section 13 of the 2021 Letter Agreement, each of the Gladstone Sponsor, the Assignee and the undersigned individuals, each of whom was a party to the 2021 Letter Agreement, hereby agree to waive the restrictions on Transfers contained in Section 7 of the 2021 Letter Agreement to permit the Sponsor Sale.

2. Pursuant to Section 14 of the 2021 Letter Agreement, each of the Gladstone Sponsor, the Assignee and the undersigned individuals, each of whom was a party to the 2021 Letter Agreement, hereby agrees that all rights, interests and obligations of the Gladstone Sponsor under the 2021 Letter Agreement are hereby assigned to the Assignee and that the Gladstone Sponsor shall have no further rights, interests or obligations under the 2021 Letter Agreement as modified by this Agreement, in each case, as of the Effective Date.

3. The Assignee hereby represents that the representations and warranties set forth in Sections 8 and 10 of the 2021 Letter Agreement are true, correct and complete as of the date hereof.

4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, as of the Effective Date, (i) only this Section 4 of this Agreement and for avoidance of doubt, no other section of this Agreement or the 2021 Letter Agreement, shall be binding upon each of the undersigned on the signature page hereto under “Gladstone Signatories” (the “Gladstone Signatories”) and (ii) each of the Gladstone Signatories will be released from their obligations under the 2021 Letter Agreement as modified by this Agreement and each of the Gladstone Signatories shall have no further rights, interests or obligations under the 2021 Letter Agreement as modified by this Agreement; provided further that, this Section 4 of this Amendment may not be changed, amended, modified or waived (other than to correct a typographical error), expect by a written instrument executed by all the Gladstone Signatories.

5. Except as expressly amended hereby, the 2021 Letter Agreement shall remain unchanged, and the 2021 Letter Agreement, as so amended, shall continue in full force and effect in accordance with its terms. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

Sincerely,

GLADSTONE SPONSOR, LLC

By:	/s/ Michael LiCalsi
Name: Michael LiCalsi
Title: General Counsel & Secretary

GLADSTONE SIGNATORIES

By:	/s/ David Gladstone
Name: David Gladstone

By:	/s/ Michael J. Malesardi
Name: Michael J. Malesardi

By:	/s/ Terry L. Brubaker
Name: Terry L. Brubaker

By:	/s/ Michael LiCalsi
Name: Michael LiCalsi

By:	/s/ Bill Frisbie
Name: Bill Frisbie

By:	/s/ Bill Reiman
Name: Bill Reiman

By:	/s/ Paul W. Adelgren
Name: Paul W. Adelgren

By:	/s/ Michela D, English
Name: Michela D, English

By:	/s/ Caren D. Merrick
Name: Caren D. Merrick

By:	/s/ John H. Outland
Name: John H. Outland

By:	/s/ Anthony W. Parker
Name: Anthony W. Parker

By:	/s/ Walter H. Wilkinson Jr.
Name: Walter H. Wilkinson Jr.

[Signature Page to Assignment of Letter Agreement]

DARKPULSE, INC.

		By:	/s/ Dennis O’Leary
Name: Dennis O’Leary
Title: Chief Executive Officer

Acknowledged and Agreed:
GLADSTONE ACQUISITION CORPORATION

By:	/s/ Michael LiCalsi
Name: Michael LiCalsi
Title: General Counsel & Secretary

[Signature Page to Assignment of Letter Agreement]